EXHIBIT I

                           IONIC FUEL TECHNOLOGY, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE

                                                         THREE  MONTHS  ENDED
                                                             SEPTEMBER 30
                                                          2001         2000
                                                        -----------  -----------

Net loss before extraordinary item                      $ (419,195)  $ (254,576)

Net profit/(loss) after extraordinary item              $   81,087   $ (254,576)

Average common shares outstanding                       22,518,796   18,516,463
                                                        -----------  -----------


Net loss per common share before extraordinary item     $    (.02)  $      (.01)
                                                        ===========  ===========

Net profit/(loss) per common share after extraordinary
  item                                                  $      .00  $      (.01)
                                                        ===========  ===========


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